Exhibit 99.1

Inspirato Announces Third Quarter Results

November 6, 2023

DENVER, Nov. 06, 2023 (GLOBE NEWSWIRE) -- Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced its 2023 third quarter financial and operating results.

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain additional non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results. The sum of individual metrics may not always equal total amounts indicated due to rounding.

2023 Third Quarter Highlights:

•	Completed $25 million investment from Capital One Ventures, solidifying new strategic partnership and contributing to a cash balance of $51 million as of September 30, 2023.

•	Launched Inspirato Rewards, the Company’s first ever member loyalty program offering savings and additional travel benefits based on tiered status levels.

•	Third quarter 2023 total revenue of $83 million, an 11% year-over-year decrease and 2% decrease compared to the second quarter of 2023. In the third quarter, approximatively $1.8 million of revenue was deferred related to Inspirato Rewards.

•	Total Nights Delivered of 46,400, a year-over-year decrease of 9% and 2% decrease compared to the second quarter of 2023.

•	Residence occupancy was 73% in the third quarter of 2023 compared to 81% in the third quarter of 2022 and 72% in the second quarter of 2023.

•	Residence average daily rate (“ADR”) was approximately $1,600 in the third quarter of 2023 compared to $1,800 in the comparable 2022 period and $1,750 in the second quarter of 2023.

•	Total Active Subscriptions of approximately 14,500 were comprised of approximately 11,800 Inspirato Club subscriptions and approximately 2,700 Inspirato Pass subscriptions. Inspirato Club and Pass subscriptions as of September 30 represent year-over-year decreases of 5% and 29%, respectively.

•	Inspirato for Good (“IFG”) and Inspirato for Business (“IFB”) had third quarter contracted sales of $1.3 million and $4.4 million, respectively. IFG is subject to seasonality and, as expected, sales decreased from the second quarter of 2023 while IFB sales increased from the second quarter of 2023. Year-to-date, IFG has sold approximately 2,500 travel and membership packages.

•	Changes to executive leadership and a reduction in force resulting in $3.7 million of severance-related expenses in the third quarter.

•	Net loss of $25 million in the third quarter of 2023, compared to a net loss of $7.3 million in the comparable 2022 period.

•	Adjusted EBITDA loss, a non-GAAP financial measure defined below, of $9.2 million in the third quarter of 2023 compared to Adjusted EBITDA loss of $6.8 million in the third quarter of 2022. Adjusted EBITDA loss was larger than the prior year due to the deferral of $1.8 million of revenue related to Inspirato Rewards and $3.7 million of severance-related expenses.

Management Commentary

Chief Executive Officer Eric Grosse commented, “I’m incredibly excited about the opportunity to lead Inspirato. For many years, we have worked tirelessly to cement ourselves as a leader in the world of luxury travel, all while creating an exceptional and differentiated traveler experience. As we look ahead, our initial focus is on bolstering our liquidity position, improving operational efficiencies and rebuilding revenue momentum, all while strengthening our core member value proposition. Capital One’s $25 million investment and strategic partnership is merely the first step in achieving these objectives.”

“We continue to execute against our plan of improving operating efficiencies and are finally on the cusp of realizing material cost savings,” added Chief Financial Officer Robert Kaiden. “While our third quarter results included several non-recurring expenses, we beat our internal expectations and through our efforts, got a glimpse of an improved travel mix within our portfolio that, if continued, further increases our confidence in achieving our profitability goals.”

2023 Guidance

For full-year 2023, Inspirato anticipates total revenue between $320 million and $340 million. The Company anticipates a full-year 2023 Adjusted EBITDA loss between $30 million and $45 million. These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause Inspirato’s actual results to differ materially from these forward-looking statements.

Forward-looking Adjusted EBITDA is a forward-looking non-GAAP financial measure. The Company is unable to reconcile forward-looking Adjusted EBITDA to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as equity-based compensation expense. However, it is important to note that material changes to reconciling items could have a significant effect on Inspirato’s future GAAP results.

2023 Third Quarter Financial Results and Operational Metrics

The following table provides the components of gross margin for the periods ended September 30, 2022 and 2023:

	Three Months Ended September 30,			Nine Months Ended September 30,
(millions)	2022	2023	% Change	2022	2023	% Change
Travel revenue	$54.5	$49.1	(10)%	$152.4	$152.2	(0)%
Subscription revenue	38.6	33.3	(14)%	106.3	105.9	(0)%
Rewards revenue	—	0.2	n/m	—	0.2	n/m
Other revenue	—	—	n/m	0.2	0.1	n/m
Total revenue	93.1	82.6	(11)%	258.9	258.4	(0)%
Cost of revenue	63.0	57.7	(9)%	167.7	182.4	9%
Asset Impairment	—	4.3	n/m	—	34.3	n/m
Gross margin	$30.2	$20.6	(32)%	$91.2	$41.6	(54)%
Gross margin (%)	32%	25%	n/m	35%	16%	n/m

n/m = not meaningful
pp = percentage points

The following table provides a breakdown of Total Nights Delivered for the periods ended September 30, 2022 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
(approximate)	2022	2023	2022	2023
Nights delivered
Residence	31,700	29,500	87,200	87,200
Hotel	19,000	16,900	53,300	57,200
Total Nights Delivered	50,700	46,400	140,500	144,400

Reconciliation of Non-GAAP Financial Measures

In addition to Inspirato’s results determined in accordance with GAAP, Inspirato uses Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its business and financial performance. Inspirato believes that these non-GAAP financial measures provide useful information to investors about its business and financial performance, enhance their overall understanding of Inspirato’s past performance and future prospects, and allow for greater transparency with respect to metrics used by Inspirato’s management in their financial and operational decision making. Inspirato is presenting these non-GAAP financial measures to assist investors in seeing its business and financial performance through the eyes of management, and because Inspirato believes that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of its business over multiple periods with other companies in its industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in Inspirato’s financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, Inspirato’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

Inspirato compensates for these limitations by providing a reconciliation of Adjusted Net Loss, Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. Inspirato encourages investors and others to review its business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted Net Loss, Adjusted EBITDA loss, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.

Adjusted Net Loss. Adjusted Net Loss is a non-GAAP financial measure that Inspirato defines as net loss and comprehensive loss less warrant fair value gains and losses and asset impairment.

The above items are excluded from Inspirato’s Adjusted Net Loss measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that Inspirato defines as net income (loss) and comprehensive loss less interest, income taxes, depreciation and amortization, equity-based compensation expense, warrant fair value gains and losses, asset impairment, and public company readiness expenses.

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The above items are excluded from Inspirato’s Adjusted EBITDA measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Free Cash Flow. Inspirato defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and development of internal-use software. Inspirato believes that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations, after purchases of property and equipment and development of internal-use software, that can be used for strategic initiatives. Inspirato’s Free Cash Flow is impacted by the timing of bookings because it collects travel revenue between the time of booking and 30 days before a stay or experience occurs. See below for reconciliations of non-GAAP financial measures.

Key Business and Other Operating Metrics

Inspirato uses a number of operating and financial metrics, including the following key business metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and business plans, and make strategic decisions. Inspirato regularly reviews and may adjust processes for calculating its internal metrics to improve their accuracy.

Active Subscriptions. Inspirato uses Active Subscriptions to assess the adoption of its subscription offerings, which is a key factor in assessing penetration of the market in which it operates and a key driver of revenue. Inspirato defines Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which Inspirato expects payment for renewal.

Controlled Accommodations. Controlled Accommodations includes leased residences, hotel penthouses, suites and rooms, and residences under net rate agreements, including those that have executed agreements but have not yet been released for booking by Inspirato’s members.

Total Nights Delivered. Total Nights Delivered includes all Paid, Inspirato Pass, Inspirato for Good, Inspirato for Business, employee and other complimentary nights in all residences or hotels.

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Inspirato Incorporated
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Revenue	$93,132	$82,598	$258,903	$258,390
Cost of revenue (including depreciation of $520 and $1,390 in 2022, and $2,323 and $4,054 in 2023, respectively)	62,959	57,704	167,669	182,442
Asset impairments	—	4,294	—	34,348
Gross margin	30,173	20,600	91,234	41,600
General and administrative (including equity-based compensation of $2,596 and $5,429 in 2022, and $6,686 and $11,074 in 2023, respectively)	16,934	23,487	50,878	59,482
Sales and marketing	9,438	8,600	30,641	23,201
Operations	10,351	8,623	31,204	23,247
Technology and development	3,778	2,355	9,462	8,724
Depreciation and amortization	812	998	2,165	2,992
Interest, net	(125)	1,731	207	1,204
Warrant fair value (gains) losses	(3,518)	(267)	3,026	(543)
Other (income) expense, net	(447)	3	(447)	381
Loss and comprehensive loss before income taxes	(7,050)	(24,930)	(35,902)	(77,088)
Income tax expense	202	492	589	909
Net loss and comprehensive loss	(7,252)	(25,422)	(36,491)	(77,997)
Net loss and comprehensive loss attributable to noncontrolling interests	4,147	8,769	19,017	35,028
Net loss and comprehensive loss attributable to Inspirato Incorporated	$(3,105)	$(16,653)	$(17,474)	$(42,969)

Basic and diluted weighted average Class A shares outstanding	2,760	3,419	2,501	3,339
Basic and diluted net loss attributable to Inspirato Incorporated per Class A share	$(1.13)	$(4.87)	$(6.99)	$(12.87)

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Inspirato Incorporated
Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	December 31, 2022	September 30, 2023
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$80,278	$49,694
Restricted cash	1,661	1,662
Accounts receivable, net	3,140	1,269
Accounts receivable, net – related parties	663	848
Prepaid member travel	19,915	18,704
Prepaid expenses	10,922	5,975
Other current assets	302	1,776
Total current assets	116,881	79,928
Property & equipment, net	18,298	19,693
Goodwill	21,233	21,233
Right-of-use assets	271,702	226,897
Other noncurrent assets	2,253	5,578
Total assets	$430,367	$353,329

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$36,086	$25,775
Deferred revenue	167,733	153,030
Lease liabilities	74,299	64,858
Total current liabilities	278,118	243,663
Deferred revenue, noncurrent	18,321	19,275
Lease liabilities, noncurrent	208,159	204,092
Convertible note	—	25,000
Warrants	759	216
Other noncurrent liabilities	—	2,647
Total liabilities	505,357	494,893

Commitments and contingencies

Equity (Deficit)
Class A common stock, par value $0.0001 per share, 50,000 shares authorized, 3,136 and 3,454 shares issued and outstanding as of December 31, 2022 and September 30, 2023, respectively	6	7
Class B common stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of September 30, 2023 (Note 9)		—
Class V common stock, $0.0001 par value, 25,000 shares authorized, 3,068 and 2,924 shares issued and outstanding as of December 31, 2022 and September 30, 2023, respectively	6	6
Preferred stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of September 30, 2023		—
Additional paid-in capital	245,652	252,876
Accumulated deficit	(233,931)	(276,996)
Total equity (deficit) excluding noncontrolling interest	11,733	(24,107)
Noncontrolling interests	(86,723)	(117,457)
Total deficit	(74,990)	(141,564)
Total liabilities and deficit	$430,367	$353,329

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Inspirato Incorporated
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended September 30,
	2022	2023
Cash flows from operating activities:
Net loss and comprehensive loss	$(36,491)	$(77,997)
Adjustments to reconcile net loss and comprehensive loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,555	7,047
Loss on disposal of fixed assets	214	589
Warrant fair value losses (gains)	3,026	(543)
Asset impairments	—	34,348
Equity-based compensation	5,429	11,074
Amortization of right-of-use assets	68,479	63,408
Changes in operating assets and liabilities:
Accounts receivable, net	(71)	1,667
Accounts receivable, net – related parties	160	(185)
Prepaid member travel	1,940	2,275
Prepaid expenses	(2,903)	1,581
Other assets	129	(110)
Accounts payable and accrued liabilities	(2,966)	(3,594)
Deferred revenue	(19,535)	(18,828)
Lease liability	(69,245)	(66,137)
Net cash used in operating activities	(48,279)	(45,405)

Cash flows from investing activities:
Development of internal-use software	(2,747)	(5,924)
Purchase of property and equipment	(7,118)	(4,807)
Net cash used in investing activities	(9,865)	(10,731)

Cash flows from financing activities:
Repayments of debt	(27,267)	—
Proceeds from debt	14,000	25,000
Proceeds from reverse recapitalization	90,070	—
Payments of reverse recapitalization costs	(23,899)	—
Proceeds from issuance of Class A common stock	5,000	—
Payments of employee taxes for exercise and vesting of stock-based award exercises	(117)	(1,106)
Proceeds from option exercises	1,329	1,659
Distributions	(183)	—
Net cash provided by financing activities	58,933	25,553

Net increase (decrease) in cash, cash equivalents, and restricted cash	789	(30,583)
Cash, cash equivalents, and restricted cash – beginning of period	82,953	81,939
Cash, cash equivalents, and restricted cash – end of period	$83,742	$51,356

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Reconciliation of Adjusted EBITDA

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2023	2022	2023
Net loss and comprehensive loss	$(7,252)	$(25,422)	$(36,491)	$(77,997)
Interest, net	(125)	1,731	207	1,204
Income taxes	202	492	589	909
Depreciation and amortization	1,332	3,321	3,555	7,046
Equity-based compensation	2,596	6,686	5,429	11,074
Warrant fair value (gains) losses	(3,518)	(267)	3,026	(543)
Asset impairment	—	4,294	—	34,348
Public company readiness costs	—	—	1,092	—
Adjusted EBITDA	$(6,765)	$(9,165)	$(22,593)	$(23,959)
Adjusted EBITDA Margin (1)	(7.3)%	(11.1)%	(8.7)%	(9.3)%

(1) We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Reconciliation of Adjusted Net Loss
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2023	2022	2023
Net loss and comprehensive loss	$(7,252)	$(25,422)	$(36,491)	$(77,997)
Asset impairments	—	4,294	—	34,348
Warrant fair value (gains) losses	(3,518)	(267)	3,026	(543)
Adjusted Net Loss	$(10,770)	$(21,395)	$(33,465)	$(44,192)

Reconciliation of Adjusted Net Loss
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2023	2022	2023
Net cash used in operating activities	$(21,868)	$(16,097)	$(48,279)	$(45,405)
Development of internal-use software	(2,258)	(1,368)	(2,747)	(5,924)
Purchase of property and equipment	(2,499)	(2,307)	(7,118)	(4,807)
Free Cash Flow	$(26,625)	$(19,772)	$(58,144)	$(56,136)

2023 Third Quarter Earnings Call and Webcast

The Company invites you to join Eric Grosse, Chief Executive Officer, and Robert Kaiden, Chief Financial Officer, for a conference call on Tuesday, November 7, 2023 to discuss its 2023 third quarter operating and financial results.

To listen to the audio webcast and Q&A, please visit the Inspirato Investor Relations website at https://investor.inspirato.com. An audio replay of the webcast will be available on the Inspirato Investor Relations website shortly after the call.

Conference Call and Webcast:

Date/Time: Tuesday, November 7, 2023 at 11:00 a.m. ET
Webcast: https://edge.media-server.com/mmc/p/dwj7rg3h

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Upcoming Events

The Company plans to participate in the Benchmark Company – 12th Annual One-on-One Conference on December 7th in New York.

About Inspirato

Inspirato (NASDAQ: ISPO) is a luxury travel subscription company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning the federal securities laws. Forward-looking statements generally relate to future events or Inspirato’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,”

“plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Inspirato’s expectations relating to future operating results and financial position; guidance and growth prospects including those related to new platforms Inspirato for Good and Inspirato for Business; the impacts of Inspirato’s Rewards program; Inspirato’s partnership with Capital One Ventures; quotations of management; Inspirato’s expectations regarding the luxury travel market, including recent trends in the duration and mix of travel bookings; anticipated future expenses and investments, including the timng and sufficiency of Inspirato’s cost-cutting efforts; business strategy and plans; market growth; market position; and potential market opportunities. Inspirato’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in Inspirato’s plans or assumptions, that could cause actual results to differ materially from those projected. These risks include Inspirato’s inability to forecast its business due to limited experience with its pricing models; the risk of downturns in the travel and hospitality industry, including residual effects of the COVID-19 pandemic; the effects of the Russian invasion of Ukraine and the war between Israel and Hamas; Inspirato’s ability to compete effectively in an increasingly competitive market; its ability to sustain and manage growth; its ability to service its outstanding indebtedness and satisfy related covenants; the impacts of changes to Inspirato’s management team; and current market, political, economic and business conditions and other risks detailed in filings with the Securities and Exchange Commission (the “SEC”), including in Inspirato’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, Quarterly Reports on Form 10-Q that were filed on May 9, 2023 and August 9, 2023 and Quarterly Report on Form 10-Q that will be filed with the SEC by November 9, 2023, and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect Inspirato’s expectations, plans, or forecasts of future events and views as of the date of this press release. Inspirato anticipates that subsequent events and developments will cause its assessments to change. All information provided in this release is as of the date hereof, and Inspirato undertakes no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing Inspirato’s assessment as of any date subsequent to the date of this press release.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Contacts:

Investor Relations:
ir@inspirato.com

Media Relations:

communications@inspirato.com

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